ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-189888 Dated April 1, 2014
Royal Bank of Canada Return Optimization Securities
Linked to a Basket of Selected Equity Securities due on or about May 15, 2015
Investment Description
Return Optimization Securities (each, a “Security” and collectively, the “Securities”) are unconditional, unsecured and unsubordinated debt securities issued by Royal Bank of Canada with returns linked to an equally weighted basket (the “Underlying Basket”) of 14 selected equity securities (each, a “Basket Equity”). The Basket Equities are listed on page 4, and described in more detail beginning on page 9 of this free writing prospectus. If the Underlying Return is positive, Royal Bank of Canada will repay the principal amount at maturity plus pay a return equal to three times the Underlying Return, up to the Maximum Gain, which will be set on the Trade Date and is expected to be between 13.50% and 15.50%. If the Underlying Return is negative, you will be fully exposed to the negative Underlying Return and Royal Bank of Canada will pay less than the full principal amount at maturity, resulting in a loss of principal to investors that is proportionate to the percentage decline in the Underlying Basket. Investing in the Securities involves significant risks. The Securities do not pay dividends or interest. You may lose some or all of your principal amount. The Securities will not be listed on any exchange.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada.  If Royal Bank of Canada were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates1
❑        Enhanced Growth Potential— At maturity, the Securities enhance any positive Underlying Return up to the Maximum Gain of between 13.50% and 15.50% (the actual Maximum Gain will be determined on the Trade Date). If the Underlying Return is negative, investors will be exposed to the negative Underlying Return at maturity.

❑        Full Downside Market Exposure— If the Underlying Return is negative, investors will be exposed to the full downside performance of the Underlying Basket and Royal Bank of Canada will pay less than the full principal amount at maturity, resulting in a loss of principal to investors that is proportionate to the percentage decline in the Underlying Basket.  Accordingly, you may lose some or all of the principal amount of the Securities.  Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada.

Trade Date1                          April 11, 2014
Settlement Date1                   April 16, 2014
Final Valuation Date2            May 11, 2015
Maturity Date2                       May 15, 2015
1       Expected.  In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the Securities remains approximately the same.
2         Subject to postponement in the event of a market disruption event and as described under “General Terms of the Securities — Payment at Maturity” in the accompanying product prospectus supplement no. EQUITY-ROS-1.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF ROYAL BANK OF CANADA.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 5 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-4 OF THE ACCOMPANYING PRODUCT PROSPECTUS SUPPLEMENT NO. EQUITY-ROS-1 BEFORE PURCHASING ANY SECURITIES.  EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.  YOU COULD LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT OF THE SECURITIES.

Security Offering
We are offering Return Optimization Securities Linked to an equally weighted basket of selected equity securities.  The return on the principal amount is subject to, and will not exceed, the predetermined Maximum Gain, which will be determined on the Trade Date.  The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below. The indicative Maximum Gain range for the Securities is listed below. The actual Maximum Gain for the Securities will be determined on the Trade Date.

Underlying Basket	Weighting of Each Basket Equity	Multiplier	Maximum Gain	Initial Basket Level	CUSIP	ISIN
a Basket of Selected Equity Securities	1/14	3	13.50% to 15.50%	100.00	78011Q121	US78011Q1215

See “Additional Information About Royal Bank of Canada and the Securities” in this free writing prospectus. The Securities will have the terms specified in the prospectus dated July 23, 2013, the prospectus supplement dated July 23, 2013, product prospectus supplement no. EQUITY-ROS-1 dated July 26, 2013 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement and product prospectus supplement no. EQUITY-ROS-1.  Any representation to the contrary is a criminal offense.

	Price to Public(1)		Fees and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
	h	$10.00	h	$0.20	h	$9.80

(1) UBS Financial Services Inc., which we refer to as UBS, will receive a commission for sales of the Securities that will depend on market conditions on the Trade Date.  In no event will the commission received by UBS exceed $0.20 per $10 principal amount of the Securities.

The initial estimated value of the Securities as of the date of this document is $9.6533 per $10 in principal amount, which is less than the price to public. The pricing supplement relating to the Securities will set forth our estimate of the initial value of the Securities as of the Trade Date, which will not be less than $9.4533 per $10 in principal amount. The actual value of the Securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount.  We describe our determination of the initial estimated value under ‘‘Key Risks’’ beginning on page 5 and “Supplemental Plan of Distribution (Conflicts of Interest)” and “Structuring the Securities” on page 23 of this free writing prospectus.

The Securities will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information About Royal Bank of Canada and the Securities
Royal Bank of Canada has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering.  You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, product prospectus supplement no. EQUITY-ROS-1 and this free writing prospectus if you so request by calling toll-free 866-609-6009.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance.  In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated July 23, 2013, as supplemented by the prospectus supplement dated July 23, 2013, relating to our senior global medium-term notes, Series F, of which these Securities are a part, and the more detailed information contained in product prospectus supplement no. EQUITY-ROS-1 dated July 26, 2013.  This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement no. EQUITY-ROS-1, as the Securities involve risks not associated with conventional debt securities.

If the terms of the prospectus, prospectus supplement and product prospectus supplement no EQUITY-ROS-1 are inconsistent with the terms discussed herein, the terms discussed in this free writing prospectus will control.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product prospectus supplement no. EQUITY-ROS-1 dated July 26, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913005143/s99131424b5.htm

♦	Prospectus supplement dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004045/j716130424b3.htm

♦	Prospectus dated July 23, 2013:
http://www.sec.gov/Archives/edgar/data/1000275/000121465913004043/f722130424b3.htm

As used in this free writing prospectus, the “Company,” “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability
The Securities may be suitable for you if, among other considerations:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You can tolerate the loss of some or all of the principal amount of the Securities and are willing to make an investment that has similar downside market risk as a hypothetical investment in the Underlying Basket.

♦     You believe that the value of the Underlying Basket will appreciate over the term of the Securities and that the appreciation is unlikely to exceed the Maximum Gain of between 13.50% and 15.50% (the actual Maximum Gain will be determined on the Trade Date).

♦     You understand and accept that your potential return is limited by the Maximum Gain and you would be willing to invest in the Securities if the Maximum Gain was set to the bottom of the range indicated on the cover page of this free writing prospectus (the actual Maximum Gain will be determined on the Trade Date).

♦     You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying Basket.

♦     You do not seek current income from your investment and are willing to forgo dividends paid on the Basket Equities.

♦     You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦     You are willing to assume the credit risk of Royal Bank of Canada for all payments under the Securities, and understand that if Royal Bank of Canada defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You require an investment designed to provide a full return of principal at maturity.

♦     You cannot tolerate the loss of some or all of the principal amount of the Securities, and you are not willing to make an investment that has similar downside market risk as a hypothetical investment in the Underlying Basket.

♦     You believe that the value of the Underlying Basket will decline over the term of the Securities, or you believe the Underlying Basket will appreciate over the term of the Securities by a percentage that exceeds the Maximum Gain of 13.50% to 15.50% (the actual Maximum Gain will be determined on the Trade Date).

♦     You seek an investment that has unlimited return potential without a cap on appreciation.

♦     You would be unwilling to invest in the Securities if the Maximum Gain was set to the bottom of the range indicated on the cover (the actual Maximum Gain will be determined on the Trade Date).

♦     You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlying Basket.

♦     You seek current income from this investment or prefer to receive the dividends paid on the Basket Equities.

♦     You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

♦     You are not willing to assume the credit risk of Royal Bank of Canada for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this free writing prospectus and the “Risk Factors” beginning on page PS-4 of the accompanying product prospectus supplement no. EQUITY-ROS-1 for risks related to an investment in the Securities.

Indicative Terms of the Securities1
Issuer:	Royal Bank of Canada

Issue Price:	$10 per Security (subject to a minimum purchase of 100 Securities).

Principal Amount:	$10 per Security.

Term2:	Approximately 13 months

Underlying Basket:	An equally weighted basket consisting of the following equity securities:

Basket Equity	Bloomberg Symbol	Initial Equity Price
Anadarko Petroleum Corporation	APC	●
Celanese Corporation	CE	●
Continental Resources, Inc.	CLR	●
Dominion Resources, Inc.	D	●
The Dow Chemical Company	DOW	●
Enterprise Products Partners L.P.	EPD	●
Energy Transfer Equity, L.P.	ETE	●
General Motors Company	GM	●
Halliburton Company	HAL	●
Marathon Oil Corporation	MRO	●
Nucor Corporation	NUE	●
Occidental Petroleum Corporation	OXY	●
Schlumberger N.V. (Schlumberger Limited)	SLB	●
Southwestern Energy Company	SWN	●

Weighting of Each Basket Equity:	1/14

Multiplier:	3

Maximum Gain:	13.50% to 15.50% (to be determined on the Trade Date)

Payment at Maturity (per $10 Security):
If the Underlying Return is positive, Royal Bank of Canada will pay you:

$10 + ($10 x the lesser of (i) 3 x Underlying Return and (ii) Maximum Gain)

If the Underlying Return is zero, Royal Bank of Canada will pay you:

$10

If the Underlying Return is negative,  Royal Bank of Canada will pay you:

$10 + ($10 x Underlying Return)

In this scenario, you will lose some or all of the principal amount of the Securities in an amount proportionate to the negative Underlying Return.

Underlying Return:	Final Basket Level – Initial Basket Level Initial Basket Level

Initial Basket Level:	To be set to 100 on the Trade Date.

Final Basket Level:	100 × [1 + (the sum of the Equity Return of each Basket Equity multiplied by its Weighting)]

Equity Return of Each Basket Equity:	Final Equity Price – Initial Equity Price Initial Equity Price

Initial Equity Price:
With respect to each Basket Equity, the Closing Price of that Basket Equity on the Trade Date, as indicated in the table above, subject to adjustment as described in the section “General Terms of the Securities—Anti-dilution Adjustments” of the product prospectus supplement.

Final Equity Price:	With respect to each Basket Equity, the Closing Price of that Basket Equity on the Final Valuation Date.

Investment Timeline
Trade Date:	The Maximum Gain is set. The Initial Equity Price of each Basket Equity is determined and the Initial Basket Level is set.

Maturity Date:
The Final Equity Price and the Equity Return of each Basket Equity, the Final Basket Level and the Underlying Return are determined.

If the Underlying Return is positive, Royal Bank of Canada will pay you a cash payment per $10.00 Security that provides you with your principal amount plus a return equal to the Underlying Return multiplied by 3, subject to the Maximum Gain. Your payment at maturity per $10.00 Security will be equal to:

$10 + ($10 x the lesser of (i) 3 x Underlying Return and (ii) Maximum Gain)

If the Underlying Return is zero, Royal Bank of Canada will pay you a cash payment of $10.00 per $10.00 Security.

If the Underlying Return is negative, Royal Bank of Canada will pay you a cash payment that is less than the principal amount of $10.00 per Security, resulting in a loss of principal that is proportionate to the percentage decline in the Underlying Basket, and equal to:

$10.00 + ($10.00 x Underlying Return)

In this scenario, you will lose some or all of the principal amount of the Securities, in an amount proportionate to the negative Underlying Return.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF ROYAL BANK OF CANADA.  IF ROYAL BANK OF CANADA WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.
____________________
1 Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.
2 In the event we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed to ensure that the stated term of the Securities remains approximately the same.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying Basket. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement no. EQUITY-ROS-1. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Securities.
Risks Relating to the Securities Generally

♦
Your Investment in the Securities May Result in a Loss of Principal:  The Securities differ from ordinary debt securities in that Royal Bank of Canada is not necessarily obligated to repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Underlying Basket and will depend on whether, and the extent to which, the Underlying Return is positive or negative. If the Underlying Return is negative, you will be fully exposed to any negative Underlying Return and Royal Bank of Canada will pay you less than your principal amount at maturity, resulting in a loss of principal of your Securities that is proportionate to the percentage decline in the Underlying Basket.  Accordingly, you could lose the entire principal amount of the Securities.

♦
The Multiplier Applies Only at Maturity:  You should be willing to hold your Securities to maturity.  If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full effect of the Multiplier and the return you realize may be less than the Multiplier times the return of the Underlying Basket, even if the return at that time is positive and does not exceed the Maximum Gain.

♦
The Appreciation Potential of the Securities Is Limited by the Maximum Gain:  If the Underlying Return is positive, Royal Bank of Canada will pay you $10 per Security at maturity plus an additional return that will not exceed the Maximum Gain, regardless of the appreciation in the Underlying Basket, which may be significant.  Therefore, your return on the Securities may be less than your return would be on a hypothetical direct investment in the Underlying Basket.

♦	No Interest Payments: Royal Bank of Canada will not pay any interest with respect to the Securities.

♦
Credit Risk of Royal Bank of Canada:  The Securities are unsubordinated, unsecured debt obligations of the issuer, Royal Bank of Canada, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of Royal Bank of Canada to satisfy its obligations as they come due.  As a result, the actual and perceived creditworthiness of Royal Bank of Canada may affect the market value of the Securities and, in the event Royal Bank of Canada were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦
Your Return on the Securities May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity: The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you could earn if you bought a conventional senior interest bearing debt security of Royal Bank of Canada with the same maturity date or if you invested directly in the Basket Equities.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

♦
Market Risk: The price of any Basket Equity can rise or fall sharply due to factors specific to that Basket Equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the issuers of the Basket Equities and the Basket Equities. We urge you to review financial and other information filed periodically by the issuers of the Basket Equities with the SEC.

♦
The Initial Estimated Value of the Securities Will Be Less than the Price to the Public: The initial estimated value that is set forth on the cover page of this document, and that will be set forth in the final pricing supplement for the Securities, will be less than the public offering price you pay for the Securities, does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the Securities in any secondary market (if any exists) at any time.  If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value.  This is due to, among other things, changes in the value of the Underlying Basket, the borrowing rate we pay to issue securities of this kind, and the inclusion in the price to the public of the underwriting discount, and our estimated profit and the costs relating to our hedging of the Securities.  These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Securities prior to maturity may be less than the price to public, as any such sale price would not be expected to include the underwriting discount and our estimated profit and the costs relating to our hedging of the Securities. In addition, any price at which you may sell the Securities is likely to reflect customary bid-ask spreads for similar trades.  In addition to bid-ask spreads, the value of the Securities determined for any secondary market price is expected to be based on the secondary rate rather than the internal borrowing rate used to price the Securities and determine the initial estimated value.  As a result, the secondary price will be less than if the internal borrowing rate was used.  The Securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Our Initial Estimated Value of the Securities Is an Estimate Only, Calculated as of the Time the Terms of the Securities Are Set: The initial estimated value of the Securities is based on the value of our obligation to make the payments on the Securities, together with the mid-market value of the derivative embedded in the terms of the Securities.  See “Structuring the Securities” below.  Our estimate is based on a variety of assumptions, including our credit spreads, expectations as to dividends, interest rates and volatility, and the expected term of the Securities.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities may value the Securities or similar securities at a price that is significantly different than we do.

The value of the Securities at any time after the Trade Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sold the Securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of your Securities and the amount that may be paid at maturity.

♦
Changes in the Prices of the Basket Equities May Offset Each Other: The Securities are linked to an equally weighted basket comprised of the Basket Equities. If the market price of one or more of the Basket Equities appreciates, the market price of one or more of the other Basket Equities may not appreciate by the same amount or may even decline. Therefore, in determining the Final Basket Level and the payment at maturity on the Securities, increases in the prices of one or more of the Basket Equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other Basket Equities.

♦
Owning the Securities Is Not the Same as Owning the Basket Equities: Investing in the Securities is not equivalent to investing directly in the Underlying Basket. The return on your Securities may not reflect the return you would realize if you actually owned the Basket Equities. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Basket Equities would have.

♦
The Historical Prices of any Basket Equity Should Not Be Taken as an Indication of Its Future Prices During the Term of the Securities: The trading prices of the Basket Equities will determine the value of the Securities at any given time. However, it is impossible to predict whether the price of any Basket Equity will rise or fall, and trading prices of the Basket Equities will be influenced by complex and interrelated political, economic, financial and other factors that can affect the value of the Underlying Basket.

♦
Lack of Liquidity: The Securities will not be listed on any securities exchange.  RBCCM intends to offer to purchase the Securities in the secondary market, but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.  Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which RBCCM is willing to buy the Securities.

♦
Energy Sector Risks: Ten of the Basket Equities are issued by companies that are engaged in the development, production and distribution of crude oil, natural gas, and related products.  Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, the securities of companies in the energy sector are subject to swift price fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the value of these Basket Equities and the value of the Securities.

♦
The Securities Are Be Subject to Non-U.S. Securities Markets Risk: An investment in Securities linked in part to the value of a non-U.S. company, such as Schlumberger Limited, which is issued by a Curaçao issuer, involves risks associated with the home country of such non-U.S. companies. The price of such non-U.S. company’s common equities may be affected by political, economic, financial and social factors in the home country of such non-U.S. companies, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Securities.

♦
Potential Conflicts: We and our affiliates play a variety of roles in connection with the issuance of the Securities, including hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates: RBCCM, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the value of the Underlying Basket, and therefore, the market value of the Securities.

♦	Uncertain Tax Treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.

♦
Potential Royal Bank of Canada and UBS Impact on Price:  Trading or transactions by Royal Bank of Canada, UBS, or our respective affiliates in a Basket Equity, futures, options, exchange-traded funds or other derivative products on a Basket Equity, may adversely affect the Closing Price of that Basket Equity and the value of the Underlying Basket, and, therefore, the market value of the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities:  In addition to the Closing Prices of the Basket Equities on the Final Valuation Date, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the actual or expected volatility of the prices of the Basket Equities;

♦	the time remaining to maturity of the Securities;

♦	the dividend rates on the Basket Equities;

♦	interest and yield rates in the market generally;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	the occurrence of certain events with respect to the Basket Equities that may or may not require an adjustment to the terms of the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The Anti-Dilution Protection for a Basket Equity Is Limited: The calculation agent will make adjustments to the Initial Equity Price of a Basket Equity for certain events affecting the shares of that Basket Equity. However, the calculation agent will not be required to make an adjustment in response to all events that could affect a Basket Equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and the Payment at Maturity may be materially and adversely affected.

Hypothetical Examples and Return Table at Maturity
The following table and hypothetical examples below illustrate the payment at  maturity per $10.00 Security for a hypothetical range of Underlying Returns from -100.00% to +100.00% and assume an Initial Basket Level of 100.00, a hypothetical Maximum Gain of 14.50%, and reflect the Multiplier of 3. The actual Maximum Gain will be set on the Trade Date. The hypothetical Payment at Maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the Final Basket Level on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Example 1 – On the Final Valuation Date, the Underlying Basket closes 2% above the Initial Basket Level. Because the Underlying Return is 2%, Royal Bank of Canada will pay you three times the Underlying Return, or 6%, and the payment at maturity per $10 principal amount Security will be calculated as follows:

$10 + ($10 x 2% x 3) = $10 + $0.60 = $10.600

Example 2 – On the Final Valuation Date, the Underlying Basket closes 10% above the Initial Basket Level. Because three times the Underlying Return of 10% is more than the Maximum Gain of 14.50%, Royal Bank of Canada will pay you at maturity the principal amount plus a return equal to the Maximum Gain, or $11.45 per $10 principal amount Security.

Example 3 – On the Final Valuation Date, the Underlying Basket closes 30% below the Initial Basket Level. Because the Underlying Return is         -30%,  which is negative, Royal Bank of Canada will pay you at maturity a cash payment of $7 per $10 principal amount Security (a 30% loss on the principal amount), calculated as follows:

$10 + ($10 x -30%) = $10 - $3 = $7.000

Hypothetical Final Basket Level	Hypothetical Underlying Return(1)	Hypothetical Payment at Maturity ($)	Hypothetical Total Return on Securities per $10.00 Issue Price (%)(2)
200.00	100.00%	$11.45	14.50%
175.00	75.00%	$11.45	14.50%
150.00	50.00%	$11.45	14.50%
140.00	40.00%	$11.45	14.50%
130.00	30.00%	$11.45	14.50%
120.00	20.00%	$11.45	14.50%
104.83	4.83%	$11.45	14.50%
104.50	4.50%	$11.35	13.50%
102.00	2.00%	$10.60	6.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$9.50	-5.00%
90.00	-10.00%	$9.00	-10.00%
80.00	-20.00%	$8.00	-20.00%
75.00	-25.00%	$7.50	-25.00%
70.00	-30.00%	$7.00	-30.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
25.00	-75.00%	$2.50	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The Underlying Return excludes the cash dividend payments on any Basket Equity.
(2)	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 principal amount Security to the purchase price of $10 per Security.

What Are the Tax Consequences of the Securities?

U.S. Federal Income Tax Consequences

Set forth below, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement, and prospectus, is a summary of the material U.S. federal income tax consequences relating to an investment in the Securities.  The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat the Securities as pre-paid cash-settled derivative contracts in respect of the Underlying Basket for U.S. federal income tax purposes, and the terms of the Securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization.  If the Securities are so treated, a U.S. holder should generally recognize capital gain or loss upon the sale or maturity of the Securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the Securities.

Alternative tax treatments are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the Securities.

Under proposed U.S. Treasury Department regulations, withholding due to any payment being treated as a “dividend equivalent” (as discussed on page PS-35 of the product prospectus supplement) will begin no earlier than January 1, 2016.  In addition, the U.S. Treasury Department and Internal Revenue Service have announced that they intend to limit this withholding to equity-linked instruments issued on or after the date that is 90 days after the date of publication in the U.S. Federal Register of final regulations addressing dividend equivalent withholding.

Please see the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” beginning on page PS-32 in the accompanying product prospectus supplement for a further discussion of the U.S. federal income tax consequences of an investment in the Securities

Canadian Federal Income Tax Consequences

For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Tax Consequences — Canadian Taxation” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

Information about the Basket Equities
Included on the following pages is a brief description of the issuer of each Basket Equity. This information has been obtained from publicly available sources. Set forth below are tables that provide the quarterly closing high and low and period-end closing prices for each Basket Equity. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of any Basket Equity as an indication of its future performance.

Each Basket Equity is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of each Basket Equity with the SEC can be reviewed electronically through the web site maintained by the SEC, which is http://www.sec.gov. Information filed with the SEC by the issuer of a Basket Equity under the Exchange Act can be located by reference to its SEC Central Index Key (“CIK”) number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Anadarko Petroleum Corporation
According to publicly available information, Anadarko Petroleum Corporation is an independent oil and gas exploration and production company with international operations. In the United States, the company operates in Texas and surrounding states, the Rocky Mountain region, Alaska, and the Gulf of Mexico. Internationally, the company has exploration and/or production operations in Africa, Asia, South America, and the Caribbean.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 773910. The company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “APC.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $84.76.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$43.84	$31.15	$38.89
4/1/2009	6/30/2009	$51.96	$40.52	$45.39
7/1/2009	9/30/2009	$64.85	$41.66	$62.73
10/1/2009	12/31/2009	$69.36	$57.11	$62.42
1/1/2010	3/31/2010	$73.14	$62.33	$72.83
4/1/2010	6/30/2010	$74.74	$34.83	$36.09
7/1/2010	9/30/2010	$57.68	$37.17	$57.05
10/1/2010	12/31/2010	$76.16	$56.05	$76.16
1/1/2011	3/31/2011	$83.17	$74.18	$81.92
4/1/2011	6/30/2011	$84.71	$69.65	$76.76
7/1/2011	9/30/2011	$84.28	$63.05	$63.05
10/1/2011	12/31/2011	$83.95	$60.53	$76.33
1/1/2012	3/31/2012	$88.05	$77.33	$78.34
4/1/2012	6/30/2012	$79.21	$57.12	$66.20
7/1/2012	9/30/2012	$75.59	$64.77	$69.92
10/1/2012	12/31/2012	$76.32	$66.18	$74.31
1/1/2013	3/30/2013	$88.88	$76.06	$87.45
4/1/2013	6/30/2013	$91.46	$79.45	$85.93
7/1/2013	9/30/2013	$95.53	$86.77	$92.99
10/1/2013	12/31/2013	$97.76	$78.22	$79.32
1/1/2014	3/31/2014	$86.52	$78.17	$84.76

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Celanese Corporation
According to publicly available information, Celanese Corporation is a global integrated producer of chemicals and advanced materials. The company's products include acetyl, acetate, vinyl emulsion, and engineered polymers. The company's operations are primarily located in North America, Europe and Asia.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1306830. The company’s common stock is listed on the NYSE under the ticker symbol “CE.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $55.51.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$14.96	$7.52	$13.37
4/1/2009	6/30/2009	$23.86	$14.18	$23.75
7/1/2009	9/30/2009	$27.50	$20.52	$25.00
10/1/2009	12/31/2009	$33.08	$23.88	$32.10
1/1/2010	3/31/2010	$34.55	$29.10	$31.85
4/1/2010	6/30/2010	$34.86	$24.91	$24.91
7/1/2010	9/30/2010	$32.94	$23.84	$32.10
10/1/2010	12/31/2010	$41.17	$31.57	$41.17
1/1/2011	3/31/2011	$44.97	$38.85	$44.37
4/1/2011	6/30/2011	$53.31	$44.17	$53.31
7/1/2011	9/30/2011	$57.66	$32.53	$32.53
10/1/2011	12/31/2011	$46.49	$31.49	$44.27
1/1/2012	3/31/2012	$52.22	$42.98	$46.18
4/1/2012	6/30/2012	$49.65	$33.60	$34.62
7/1/2012	9/30/2012	$42.68	$33.28	$37.91
10/1/2012	12/31/2012	$45.10	$35.31	$44.53
1/1/2013	3/30/2013	$50.34	$42.43	$44.05
4/1/2013	6/30/2013	$50.05	$41.97	$44.80
7/1/2013	9/30/2013	$52.86	$45.02	$52.79
10/1/2013	12/31/2013	$58.25	$51.53	$55.31
1/1/2014	3/31/2014	$56.06	$48.83	$55.51

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Continental Resources, Inc.
According to publicly available information, Continental Resources, Inc., based in Oklahoma City, is focused on the exploration and production of oil in the United States. The company concentrates its leasehold and production strategies in the Bakken of North Dakota and Montana, as well as Oklahoma in its recently discovered SCOOP play and the Northwest Cana play.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 732834. The company’s common stock is listed on the NYSE under the ticker symbol “CLR.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $124.27.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$26.19	$14.28	$21.21
4/1/2009	6/30/2009	$33.31	$22.08	$27.75
7/1/2009	9/30/2009	$43.82	$22.64	$39.17
10/1/2009	12/31/2009	$45.47	$36.75	$42.89
1/1/2010	3/31/2010	$46.18	$37.35	$42.55
4/1/2010	6/30/2010	$51.90	$41.21	$44.62
7/1/2010	9/30/2010	$48.40	$39.82	$46.36
10/1/2010	12/31/2010	$59.11	$45.97	$58.85
1/1/2011	3/31/2011	$72.12	$57.40	$71.47
4/1/2011	6/30/2011	$72.07	$58.97	$64.91
7/1/2011	9/30/2011	$71.27	$48.02	$48.37
10/1/2011	12/31/2011	$71.66	$45.43	$66.71
1/1/2012	3/31/2012	$94.93	$69.86	$85.82
4/1/2012	6/30/2012	$90.99	$62.63	$66.62
7/1/2012	9/30/2012	$83.12	$62.58	$76.90
10/1/2012	12/31/2012	$79.71	$67.88	$73.49
1/1/2013	3/30/2013	$92.70	$76.03	$86.93
4/1/2013	6/30/2013	$88.64	$73.07	$86.06
7/1/2013	9/30/2013	$107.36	$87.64	$107.26
10/1/2013	12/31/2013	$121.00	$101.45	$112.52
1/1/2014	3/31/2014	$125.67	$104.68	$124.27

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Dominion Resources, Inc.
According to publicly available information, Dominion Resources, Inc., a diversified utility holding company, generates, transmits, distributes, and sells electric energy in Virginia and northeastern North Carolina. The company produces, transports, distributes, and markets natural gas to customers in the Northeast and Mid-Atlantic regions of the United States.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 715957. The company’s common stock is listed on the NYSE under the ticker symbol “D.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $70.99.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$36.93	$27.29	$30.99
4/1/2009	6/30/2009	$33.87	$29.01	$33.42
7/1/2009	9/30/2009	$34.80	$32.45	$34.50
10/1/2009	12/31/2009	$39.61	$33.49	$38.92
1/1/2010	3/31/2010	$41.26	$36.27	$41.11
4/1/2010	6/30/2010	$42.47	$38.56	$38.74
7/1/2010	9/30/2010	$44.71	$38.67	$43.66
10/1/2010	12/31/2010	$44.92	$41.53	$42.72
1/1/2011	3/31/2011	$46.34	$42.26	$44.70
4/1/2011	6/30/2011	$48.33	$43.55	$48.27
7/1/2011	9/30/2011	$51.25	$45.94	$50.77
10/1/2011	12/31/2011	$53.53	$49.18	$53.08
1/1/2012	3/31/2012	$52.50	$49.34	$51.21
4/1/2012	6/30/2012	$54.38	$50.17	$54.00
7/1/2012	9/30/2012	$54.97	$52.25	$52.94
10/1/2012	12/31/2012	$53.58	$49.19	$51.80
1/1/2013	3/30/2013	$58.18	$52.20	$58.18
4/1/2013	6/30/2013	$61.68	$54.24	$56.82
7/1/2013	9/30/2013	$63.39	$56.24	$62.48
10/1/2013	12/31/2013	$67.80	$61.51	$64.69
1/1/2014	3/31/2014	$71.50	$63.51	$70.99

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

The DOW Chemical Company
According to publicly available information, The DOW Chemical Company is a diversified chemical company that provides chemical, plastic, and agricultural products and services to various consumer markets. The company serves customers in countries around the world in markets such as food, transportation, health and medicine, personal care, and construction.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 29915. The company’s ordinary shares are listed on the NYSE under the ticker symbol “DOW.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $48.59.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$16.08	$6.31	$8.43
4/1/2009	6/30/2009	$18.73	$8.81	$16.14
7/1/2009	9/30/2009	$26.95	$14.66	$26.07
10/1/2009	12/31/2009	$29.42	$23.48	$27.63
1/1/2010	3/31/2010	$31.15	$26.18	$29.57
4/1/2010	6/30/2010	$31.83	$23.72	$23.72
7/1/2010	9/30/2010	$28.33	$22.97	$27.46
10/1/2010	12/31/2010	$34.41	$27.47	$34.14
1/1/2011	3/31/2011	$38.76	$34.29	$37.75
4/1/2011	6/30/2011	$41.34	$34.43	$36.00
7/1/2011	9/30/2011	$37.17	$22.46	$22.46
10/1/2011	12/31/2011	$29.25	$21.51	$28.76
1/1/2012	3/31/2012	$35.68	$29.79	$34.64
4/1/2012	6/30/2012	$36.08	$29.39	$31.50
7/1/2012	9/30/2012	$32.25	$28.45	$28.96
10/1/2012	12/31/2012	$32.79	$27.74	$32.32
1/1/2013	3/30/2013	$34.73	$30.64	$31.84
4/1/2013	6/30/2013	$35.82	$30.18	$32.17
7/1/2013	9/30/2013	$40.86	$32.43	$38.40
10/1/2013	12/31/2013	$44.86	$38.31	$44.40
1/1/2014	3/31/2014	$50.64	$41.89	$48.59

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Enterprise Products Partners L.P.
According to publicly available information, Enterprise Products Partners L.P. provides processing and transportation services to producers and consumers of natural gas liquids. The company generally processes products that are ultimately used as feedstocks in petrochemical manufacturing, in the production of motor gasoline, and as fuel for residential and commercial heating.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1061219. The company’s common stock is listed on the NYSE under the ticker symbol “EPD.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $69.36.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$23.39	$17.95	$22.25
4/1/2009	6/30/2009	$26.43	$21.30	$24.94
7/1/2009	9/30/2009	$29.32	$24.85	$28.32
10/1/2009	12/31/2009	$32.15	$27.79	$31.41
1/1/2010	3/31/2010	$34.58	$30.34	$34.58
4/1/2010	6/30/2010	$36.65	$31.68	$35.37
7/1/2010	9/30/2010	$39.67	$34.76	$39.67
10/1/2010	12/31/2010	$44.30	$39.83	$41.61
1/1/2011	3/31/2011	$44.00	$39.51	$43.06
4/1/2011	6/30/2011	$43.81	$39.60	$43.21
7/1/2011	9/30/2011	$43.71	$37.50	$40.15
10/1/2011	12/31/2011	$46.41	$39.97	$46.38
1/1/2012	3/31/2012	$52.45	$46.57	$50.47
4/1/2012	6/30/2012	$52.67	$46.23	$51.24
7/1/2012	9/30/2012	$54.69	$51.39	$53.60
10/1/2012	12/31/2012	$54.88	$48.81	$50.08
1/1/2013	3/30/2013	$60.29	$51.85	$60.29
4/1/2013	6/30/2013	$63.09	$58.00	$62.15
7/1/2013	9/30/2013	$64.93	$57.90	$61.04
10/1/2013	12/31/2013	$66.30	$59.27	$66.30
1/1/2014	3/31/2014	$69.36	$63.67	$69.36

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Energy Transfer Equity, L.P.
According to publicly available information, Energy Transfer Equity, L.P. owns equity interests in Energy Transfer Partners, a limited partnership involved in the natural gas midstream, transportation, and storage business, as well as a retail propane business.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1276187. The company’s common stock is listed on the NYSE under the ticker symbol “ETE.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $46.75.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$10.85	$8.09	$10.57
4/1/2009	6/30/2009	$13.42	$10.76	$12.69
7/1/2009	9/30/2009	$15.04	$12.22	$14.00
10/1/2009	12/31/2009	$15.44	$13.65	$15.29
1/1/2010	3/31/2010	$17.17	$15.36	$16.87
4/1/2010	6/30/2010	$17.70	$14.08	$16.88
7/1/2010	9/30/2010	$18.67	$16.77	$18.56
10/1/2010	12/31/2010	$20.23	$18.62	$19.54
1/1/2011	3/31/2011	$22.50	$18.98	$22.50
4/1/2011	6/30/2011	$23.12	$19.93	$22.48
7/1/2011	9/30/2011	$22.50	$17.39	$17.39
10/1/2011	12/31/2011	$20.60	$16.04	$20.29
1/1/2012	3/31/2012	$22.13	$19.97	$20.15
4/1/2012	6/30/2012	$21.39	$17.20	$20.51
7/1/2012	9/30/2012	$22.88	$20.13	$22.60
10/1/2012	12/31/2012	$23.90	$21.31	$22.74
1/1/2013	3/30/2013	$29.24	$23.75	$29.24
4/1/2013	6/30/2013	$30.45	$27.01	$29.91
7/1/2013	9/30/2013	$33.37	$29.72	$32.89
10/1/2013	12/31/2013	$41.25	$32.43	$40.87
1/1/2014	3/31/2014	$46.83	$39.25	$46.75

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

General Motors Company
According to publicly available information, General Motors Company manufactures and markets new cars and trucks. The company offers features for special needs drivers, OnStar vehicle protection, service, parts, accessories, maintenance, XM satellite radio, features for commercial owners, and more. The company offers its vehicles and services worldwide.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1467858. The company’s common stock is listed on the NYSE under the ticker symbol “GM.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $34.42.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
11/18/2010*	12/31/2010	$36.86	$33.25	$36.86
1/1/2011	3/31/2011	$38.98	$30.74	$31.03
4/1/2011	6/30/2011	$33.04	$28.56	$30.36
7/1/2011	9/30/2011	$31.80	$20.18	$20.18
10/1/2011	12/31/2011	$26.45	$19.05	$20.27
1/1/2012	3/31/2012	$27.34	$21.05	$25.65
4/1/2012	6/30/2012	$26.76	$19.66	$19.72
7/1/2012	9/30/2012	$24.80	$18.80	$22.75
10/1/2012	12/31/2012	$28.83	$23.09	$28.83
1/1/2013	3/30/2013	$30.60	$26.33	$27.82
4/1/2013	6/30/2013	$35.03	$27.52	$33.31
7/1/2013	9/30/2013	$37.58	$33.69	$35.97
10/1/2013	12/31/2013	$41.53	$34.16	$40.87
1/1/2014	3/31/2014	$40.95	$34.09	$34.42

* General Motors Company began trading on the NYSE on November 18, 2010.

The graph below illustrates the performance of this Basket Equity from November 18, 2010 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Halliburton Company
According to publicly available information, Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 45012. The company’s common stock is listed on the NYSE under the ticker symbol “HAL.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $58.89.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$21.16	$14.78	$15.47
4/1/2009	6/30/2009	$24.33	$15.55	$20.70
7/1/2009	9/30/2009	$28.32	$18.72	$27.12
10/1/2009	12/31/2009	$31.75	$25.74	$30.09
1/1/2010	3/31/2010	$34.60	$28.10	$30.13
4/1/2010	6/30/2010	$34.96	$21.15	$24.55
7/1/2010	9/30/2010	$33.40	$24.98	$33.07
10/1/2010	12/31/2010	$41.15	$31.40	$40.83
1/1/2011	3/31/2011	$49.84	$38.17	$49.84
4/1/2011	6/30/2011	$51.00	$45.33	$51.00
7/1/2011	9/30/2011	$57.27	$30.52	$30.52
10/1/2011	12/31/2011	$39.13	$28.68	$34.51
1/1/2012	3/31/2012	$38.51	$32.48	$33.19
4/1/2012	6/30/2012	$35.03	$26.70	$28.39
7/1/2012	9/30/2012	$37.44	$28.36	$33.69
10/1/2012	12/31/2012	$35.65	$29.95	$34.69
1/1/2013	3/30/2013	$43.32	$35.71	$40.41
4/1/2013	6/30/2013	$45.55	$37.21	$41.72
7/1/2013	9/30/2013	$50.32	$42.45	$48.15
10/1/2013	12/31/2013	$56.26	$48.40	$50.75
1/1/2014	3/31/2014	$59.46	$48.20	$58.89

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Marathon Oil Corporation
According to publicly available information, Marathon Oil Corporation is an independent international energy company engaged in exploration and production, oil sands mining and integrated gas. The company's operations are focused in North America, Africa and Europe.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 101778. The company’s common stock is listed on the NYSE under the ticker symbol “MRO.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $35.52.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$18.13	$12.70	$15.96
4/1/2009	6/30/2009	$20.28	$16.44	$18.29
7/1/2009	9/30/2009	$20.57	$17.02	$19.37
10/1/2009	12/31/2009	$21.41	$18.50	$18.95
1/1/2010	3/31/2010	$19.94	$17.02	$19.21
4/1/2010	6/30/2010	$20.71	$18.33	$18.87
7/1/2010	9/30/2010	$21.24	$18.34	$20.09
10/1/2010	12/31/2010	$22.48	$20.08	$22.48
1/1/2011	3/31/2011	$32.36	$22.67	$32.36
4/1/2011	6/30/2011	$32.88	$29.78	$31.98
7/1/2011	9/30/2011	$34.07	$21.58	$21.58
10/1/2011	12/31/2011	$29.34	$20.27	$29.27
1/1/2012	3/31/2012	$35.06	$30.47	$31.70
4/1/2012	6/30/2012	$32.23	$23.32	$25.57
7/1/2012	9/30/2012	$31.09	$24.09	$29.57
10/1/2012	12/31/2012	$31.93	$29.30	$30.66
1/1/2013	3/30/2013	$35.71	$31.59	$33.72
4/1/2013	6/30/2013	$36.38	$29.85	$34.58
7/1/2013	9/30/2013	$37.83	$32.61	$34.88
10/1/2013	12/31/2013	$37.93	$34.06	$35.30
1/1/2014	3/31/2014	$35.52	$31.81	$35.52

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Nucor Corporation
According to publicly available information, Nucor Corporation manufactures steel products. The company's products include carbon and alloy steel, steel joists, steel deck, cold finished steel, steel grinding balls, steel bearing products, and metal building systems. The company also brokers ferrous and nonferrous metals, pig iron and other products.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 73309. The company’s ordinary shares are listed on the NYSE under the ticker symbol “NUE.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $50.54.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$48.30	$30.74	$38.17
4/1/2009	6/30/2009	$48.97	$37.50	$44.43
7/1/2009	9/30/2009	$49.84	$40.40	$47.01
10/1/2009	12/31/2009	$47.10	$38.67	$46.65
1/1/2010	3/31/2010	$49.93	$39.50	$45.38
4/1/2010	6/30/2010	$47.67	$38.28	$38.28
7/1/2010	9/30/2010	$40.66	$36.38	$38.20
10/1/2010	12/31/2010	$44.58	$37.50	$43.82
1/1/2011	3/31/2011	$48.88	$43.75	$46.02
4/1/2011	6/30/2011	$47.64	$39.45	$41.22
7/1/2011	9/30/2011	$41.57	$31.25	$31.64
10/1/2011	12/31/2011	$41.17	$30.91	$39.57
1/1/2012	3/31/2012	$45.41	$40.52	$42.95
4/1/2012	6/30/2012	$43.49	$34.39	$37.90
7/1/2012	9/30/2012	$40.76	$36.82	$38.26
10/1/2012	12/31/2012	$43.97	$37.82	$43.18
1/1/2013	3/30/2013	$48.23	$43.71	$46.15
4/1/2013	6/30/2013	$47.10	$42.23	$43.32
7/1/2013	9/30/2013	$50.87	$43.55	$49.02
10/1/2013	12/31/2013	$54.62	$47.58	$53.38
1/1/2014	3/31/2014	$53.07	$46.62	$50.54

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Occidental Petroleum Corporation
According to publicly available information, Occidental Petroleum Corporation explores for, develops, produces, and markets crude oil and natural gas. The company also manufactures and markets a variety of basic chemicals, vinyls and performance chemicals. The company also gathers, treats, processes, transports, stores, trades and markets crude oil, natural gas, NGLs, condensate and carbon dioxide, and generates and markets power.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 797468. The company’s ordinary shares are listed on the NYSE under the ticker symbol “OXY.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $95.29.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$62.16	$47.56	$55.65
4/1/2009	6/30/2009	$70.63	$54.77	$65.81
7/1/2009	9/30/2009	$79.15	$59.57	$78.40
10/1/2009	12/31/2009	$84.48	$74.33	$81.35
1/1/2010	3/31/2010	$84.54	$76.01	$84.54
4/1/2010	6/30/2010	$89.99	$77.15	$77.15
7/1/2010	9/30/2010	$82.92	$72.23	$78.30
10/1/2010	12/31/2010	$99.03	$78.63	$98.10
1/1/2011	3/31/2011	$107.37	$93.81	$104.49
4/1/2011	6/30/2011	$115.74	$96.89	$104.04
7/1/2011	9/30/2011	$108.08	$71.50	$71.50
10/1/2011	12/31/2011	$101.29	$68.58	$93.70
1/1/2012	3/31/2012	$105.46	$94.43	$95.23
4/1/2012	6/30/2012	$97.48	$77.33	$85.77
7/1/2012	9/30/2012	$91.95	$82.65	$86.06
10/1/2012	12/31/2012	$86.38	$73.59	$76.61
1/1/2013	3/30/2013	$88.68	$78.01	$78.37
4/1/2013	6/30/2013	$94.75	$78.95	$89.23
7/1/2013	9/30/2013	$94.46	$85.38	$93.54
10/1/2013	12/31/2013	$99.37	$90.21	$95.10
1/1/2014	3/31/2014	$97.26	$87.09	$95.29

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Schlumberger Limited
According to publicly available information, Schlumberger Limited is an oil services company. The company, through its subsidiaries, provides a wide range of services, including technology, project management and information solutions to the international petroleum industry as well as advanced acquisition and data processing surveys.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 87347. The company’s common stock is listed on the NYSE under the ticker symbol “SLB.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $97.50.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$47.60	$35.19	$40.62
4/1/2009	6/30/2009	$62.18	$41.10	$54.11
7/1/2009	9/30/2009	$62.41	$49.20	$59.60
10/1/2009	12/31/2009	$70.76	$56.83	$65.09
1/1/2010	3/31/2010	$71.29	$60.76	$63.46
4/1/2010	6/30/2010	$73.15	$51.75	$55.34
7/1/2010	9/30/2010	$63.26	$53.33	$61.61
10/1/2010	12/31/2010	$83.63	$61.20	$83.50
1/1/2011	3/31/2011	$95.04	$80.53	$93.26
4/1/2011	6/30/2011	$93.70	$80.64	$86.40
7/1/2011	9/30/2011	$94.70	$59.73	$59.73
10/1/2011	12/31/2011	$77.15	$57.72	$68.31
1/1/2012	3/31/2012	$80.00	$67.64	$69.93
4/1/2012	6/30/2012	$75.13	$59.67	$64.91
7/1/2012	9/30/2012	$77.60	$64.94	$72.33
10/1/2012	12/31/2012	$74.80	$67.77	$69.29
1/1/2013	3/30/2013	$81.56	$70.92	$74.89
4/1/2013	6/30/2013	$77.59	$69.95	$71.66
7/1/2013	9/30/2013	$88.95	$72.61	$88.36
10/1/2013	12/31/2013	$94.46	$85.54	$90.11
1/1/2014	3/31/2014	$97.57	$86.16	$97.50

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Southwestern Energy Company
According to publicly available information, Southwestern Energy Company is an independent energy company primarily focused on natural gas and crude oil exploration, development and production within the United States. The company’s operations also include natural gas gathering, transmission, and marketing, as well as natural gas distribution.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 7332. The company’s common stock is listed on the NYSE under the ticker symbol “SWN.”

Historical Information

The following table sets forth the quarterly closing high, closing low, and period-end closing prices for this Basket Equity, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this Basket Equity on March 31, 2014 was $46.01.  The historical performance of this Basket Equity should not be taken as an indication of its future performance during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Period-End Close
1/1/2009	3/31/2009	$34.14	$25.99	$29.69
4/1/2009	6/30/2009	$45.65	$30.01	$38.85
7/1/2009	9/30/2009	$45.08	$35.39	$42.68
10/1/2009	12/31/2009	$50.62	$40.28	$48.20
1/1/2010	3/31/2010	$51.65	$37.70	$40.72
4/1/2010	6/30/2010	$44.99	$35.86	$38.64
7/1/2010	9/30/2010	$38.83	$31.44	$33.44
10/1/2010	12/31/2010	$38.45	$32.73	$37.43
1/1/2011	3/31/2011	$43.49	$36.12	$42.97
4/1/2011	6/30/2011	$43.86	$38.02	$42.88
7/1/2011	9/30/2011	$49.00	$33.33	$33.33
10/1/2011	12/31/2011	$44.21	$31.94	$31.94
1/1/2012	3/31/2012	$35.60	$29.06	$30.60
4/1/2012	6/30/2012	$32.46	$25.82	$31.93
7/1/2012	9/30/2012	$35.76	$30.55	$34.78
10/1/2012	12/31/2012	$36.60	$32.78	$33.41
1/1/2013	3/30/2013	$38.86	$32.09	$37.26
4/1/2013	6/30/2013	$39.58	$34.97	$36.53
7/1/2013	9/30/2013	$39.91	$36.38	$36.38
10/1/2013	12/31/2013	$40.18	$35.16	$39.33
1/1/2014	3/31/2014	$46.57	$38.01	$46.01

The graph below illustrates the performance of this Basket Equity from March 31, 2009 to March 31, 2014.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P.  We have not independently investigated the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Supplemental Plan of Distribution (Conflicts of Interest)
We have agreed to indemnify UBS and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We will agree that UBS may sell all or a part of the Securities that it will purchase from us to investors or to its affiliates at the price indicated on the cover of the pricing supplement, the document that will be filed under Rule 424(b)(2) containing the final pricing terms of the Securities.

The price to the public for all purchases of Securities is $10.00 per Security. UBS may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates for distribution of the Securities.

Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “Use of Proceeds and Hedging” beginning on page PS-16 of the accompanying product prospectus supplement no. EQUITY-ROS-1.

The value of the Securities shown on your account statement may be based on RBCCM’s estimate of the value of the Securities if RBCCM or another of our affiliates were to make a market in the Securities (which it is not obligated to do).  That estimate will be based upon the price that RBCCM may pay for the Securities in light of then prevailing market conditions, our creditworthiness and transaction costs.  If so specified in the pricing supplement related to the Securities, for a period of up to eight months after the issue date, the value of the Securities that may be shown on your account statement may be higher than RBCCM’s estimated value of the Securities at that time.  This is because the estimated value of the Securities will not include the underwriting discount and our hedging costs and profits; however, the value of the Securities shown on your account statement during that period may be a higher amount, potentially reflecting the addition of the underwriting discount and our estimated costs and profits from hedging the Securities.  Any such excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Securities, it expects to do so at prices that reflect their estimated value. This period may be reduced at RBCCM’s discretion based on a variety of factors, including but not limited to, the amount of the Securities that we repurchase and our negotiated arrangements from time to time with UBS.

For additional information as to the relationship between us and RBCCM, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus dated July 23, 2013.

Structuring the Securities
The Securities are our debt securities, the return on which is linked to the performance of the Underlying Basket.  As is the case for all of our debt securities, including our structured notes, the economic terms of the Securities reflect our actual or perceived creditworthiness at the time of pricing.  In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these Securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity.  Using this relatively lower implied borrowing rate rather than the secondary market rate is a factor that is likely to result in a higher initial estimated value of the Securities at the time their terms are set than if the secondary market rate was used. Unlike the estimated value included on the cover of this document or in the final pricing supplement relating to the Securities, any value of the Securities determined for purposes of a secondary market transaction may be based on a different borrowing rate, which may result in a lower value for the Securities than if our initial internal borrowing rate were used.

In order to satisfy our payment obligations under the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) on the issue date with RBCCM or one of our other subsidiaries.  The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, the volatility of each Basket Equity, and the tenor of the Securities.  The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

The lower implied borrowing rate is a factor that reduces the economic terms of the Securities to you.  The initial offering price of the Securities also reflects the underwriting commission and our estimated hedging costs.  These factors result in the initial estimated value for the Securities on the Trade Date being less than their public offering price.  See “Key Risks—The Initial Estimated Value of the Securities Will Be Less than the Price to the Public” above.

Terms Incorporated in Master Note
The terms appearing above under the caption “Indicative Terms of the Securities” and the provisions in the accompanying product prospectus supplement no. EQUITY-ROS-1 dated July 26, 2013 under the caption “General Terms of the Securities”, are incorporated into the master note issued to DTC, the registered holder of the Securities.